Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3, Forms S-4 and Forms S-8) of Wireless Facilities, Inc. and in the related Prospectuses, of our report dated October 15, 2003, with respect to the consolidated financial statements of High Technology Solutions, Inc., for the year ended August 29, 2003, included in this Current Report (Form 8-K/A) of Wireless Facilities, Inc.

/s/ ERNST & YOUNG LLP

San Diego, California

March 16, 2004